This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424 (b) (3)
File No.: 333-165156
SUBJECT TO COMPLETION, DATED JULY 7, 2010

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 3, 2010)
$

$     % Notes due 2015
$     % Notes due 2021
$     % Debentures due 2040

Each series of notes and the debentures will be issued by Time Warner Inc. The notes and debentures will be guaranteed by Historic TW Inc. In addition, Home Box Office, Inc. and Turner Broadcasting System, Inc. will guarantee Historic TW Inc.’s guarantee of the notes and the debentures. We use the term “2015 notes” to refer to the     % Notes due 2015, the term “2021 notes” to refer to the     % Notes due 2021 and the term “debentures” to refer to the     % Debentures due 2040. We use the terms “debt securities” and “securities” to refer to all three series of securities.

The 2015 notes will mature on July   , 2015, the 2021 notes will mature on January   , 2021 and the debentures will mature on July   , 2040. Interest on each series of securities will be payable semi-annually in arrears on July    and January    of each year, beginning on January   , 2011. We may redeem some or all of the 2015 notes, the 2021 notes and the debentures at any time or from time to time, as a whole or in part at our option, at the applicable redemption prices set forth under the heading “Description of the Notes and the Debentures — Optional Redemption.”

The securities will be senior unsecured obligations of Time Warner Inc. and will rank equally with all of Time Warner Inc.’s other existing and future senior unsecured obligations. The guarantees will be the senior unsecured obligations of the applicable guarantor and will rank equally with all other senior unsecured obligations of the applicable guarantor.

The securities will not be listed on any securities exchange. Currently, there is no public market for the securities.

Investing in the securities involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Proceeds Before
	Public Offering	Underwriting	Expenses to
	Price(1)	Discount	Time Warner

Per Note due 2015
Per Note due 2021
Per Debenture due 2040
Total

(1)	Plus accrued interest from July , 2010, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the securities in book-entry form only will be made through The Depository Trust Company, Clearstream Banking S.A. Luxembourg and the Euroclear System, on or about          , 2010 against payment in immediately available funds.

Joint Book-Running Managers

Barclays Capital	Citi	J.P. Morgan	Wells Fargo Securities

The date of this Prospectus Supplement is July      , 2010

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the securities that we are currently offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the securities that we are currently offering. Generally, the term “prospectus” refers to both parts combined.

This prospectus supplement supplements disclosure in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

It is expected that delivery of the securities will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which is the      business day following the date of pricing of the securities (such settlement cycle being referred to as “T+     ”). You should note that trading of the securities on the date of pricing or on the next      succeeding business days may be affected by the T+      settlement. See “Underwriting” beginning on page S-17 of this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any applicable free writing prospectus. No person is authorized to provide you with different information or to offer the securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or in any applicable free writing prospectus is accurate as of any date other than the date of the applicable document.

References to “Time Warner,” the “Company,” “our company,” “we,” “us” and “our” in this prospectus supplement are references to Time Warner Inc. Historic TW Inc. is referred to herein as “Historic TW.” Home Box Office, Inc. is referred to herein as “HBO.” Turner Broadcasting System, Inc. is referred to herein as “TBS,” and, together with Historic TW and HBO, the “Guarantors.” Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus.

The securities are being offered only for sale in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in some jurisdictions may be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” beginning on page S-17 of this prospectus supplement.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Annual report on Form 10-K for the year ended December 31, 2009 (filed February 19, 2010);

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2010 (filed May 5, 2010); and

•	Current reports on Form 8-K dated January 27, 2010 (filed January 29, 2010), April 22, 2010 (filed April 22, 2010), May 21, 2010 (filed May 27, 2010) and May 14, 2010 (filed July 7, 2010).

S-ii

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the termination of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference. The information contained on our website (http://www.timewarner.com) is not incorporated into this prospectus supplement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” in the accompanying prospectus or, at no cost, by writing or telephoning Time Warner at the following address or telephone number:

Time Warner Inc.
Attn: Investor Relations
One Time Warner Center
New York, NY 10019-8016
Telephone: 1-866-INFO-TWX

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. We have not, and the underwriters have not, authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume that the information in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

S-iii

SUMMARY

Time Warner

Time Warner, a Delaware corporation, is a leading media and entertainment company. The Company classifies its businesses into the following three reporting segments:

•	Networks, consisting principally of cable television networks that provide programming;

•	Filmed Entertainment, consisting principally of feature film, television and home video production and distribution; and

•	Publishing, consisting principally of magazine publishing.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference herein. For instructions on how to find copies of these and our other filings incorporated by reference herein, see “Incorporation by Reference” above or “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive office, and that of the Guarantors except as noted below, is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Guarantors

Historic TW is a wholly owned subsidiary of Time Warner. Historic TW is a holding company with substantially the same business interests as Time Warner. It derives its operating income and cash flow from its investments in its subsidiaries, which include HBO, TBS, Warner Bros. Entertainment Inc. and Time Inc.

HBO is a wholly owned subsidiary of Time Warner. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of HBO and its subsidiaries include the operation of the “HBO” and “Cinemax” premium pay television services, with the HBO service ranking as the most widely distributed premium pay television service in the United States. The principal executive office of HBO is located at 1100 Avenue of the Americas, New York, NY 10036-6712, telephone (212) 512-1000.

TBS is a wholly owned indirect subsidiary of Time Warner. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of TBS and its subsidiaries include the operation of cable networks in the United States and internationally. The principal executive office of TBS is located at One CNN Center, Atlanta, GA 30303, telephone (404) 827-1700.

The Offering

The summary below describes the principal terms of the securities offering and is not intended to be complete. You should carefully read the “Description of the Notes and the Debentures” section of this prospectus supplement and “Description of the Debt Securities and the Guarantees” in the accompanying prospectus for a more detailed description of the securities offered hereby.

Issuer	Time Warner Inc.

Securities	$ aggregate principal amount of % Notes due 2015

$ aggregate principal amount of % Notes due 2021

$ aggregate principal amount of % Debentures due 2040

Maturity Dates	% Notes: July , 2015

% Notes: January , 2021

% Debentures: July , 2040

Interest Payment Dates	January and July of each year, commencing January , 2011

Guarantees	The securities will be fully, irrevocably and unconditionally guaranteed by Historic TW. In addition, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s guarantee of the securities.

Ranking	The securities will be our senior unsecured obligations, and will rank equally with our other senior unsecured obligations.

The guarantees will be senior unsecured obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with other senior unsecured obligations of Historic TW, HBO and TBS, respectively.

Optional Redemption	We may redeem some or all of the securities at any time or from time to time, as a whole or in part, at our option, at the applicable redemption prices described in this prospectus supplement.

Use of Proceeds	We intend to use the proceeds from this offering to retire existing indebtedness and for general corporate purposes.

No Listing	We do not intend to apply for the listing of the securities on any securities exchange or for the quotation of the securities in any dealer quotation system.

Trustee	The Bank of New York Mellon

Recent Developments

On July 7, 2010, Time Warner commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of the outstanding 5.50% Notes due 2011 of Time Warner and 6.875% Notes due 2012 of Time Warner and 9 1/8% Debentures due 2013 of Historic TW (as successor by merger to Timer Warner Companies, Inc.). As of March 31, 2010, the aggregate principal amount of the securities subject to the Tender Offer was $4.0 billion.

The closing of the offering of securities contemplated by this prospectus supplement is not conditioned on the consummation of the Tender Offer. The closing of the Tender Offer is conditioned on the consummation of the offering of securities contemplated by this prospectus supplement.

RISK FACTORS

Investing in the securities involves risks. Before purchasing any securities, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009, as updated by annual, quarterly and other reports and documents we file with the SEC which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Related to the Securities

An increase in interest rates could result in a decrease in the relative value of the securities.

In general, as market interest rates rise, securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these securities and market interest rates increase, the market value of your securities may decline. We cannot predict the future level of market interest rates.

Ratings of the securities may not reflect all risks of an investment in the securities.

We expect that the securities will be rated by at least one nationally recognized statistical rating organization. The ratings of the securities will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. A debt rating is not a recommendation to purchase, sell or hold the securities. These ratings do not correspond to suitability for a particular investor. Additionally, ratings may be lowered or withdrawn in their entirety at any time.

The securities do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the securities.

We are not restricted under the terms of the indenture governing the securities from incurring additional indebtedness. The terms of the indenture limit our ability to secure additional debt without also securing the securities. However, these limitations are subject to numerous exceptions. See “Description of the Debt Securities and the Guarantees” in the accompanying prospectus. In addition, the securities do not require us to achieve or maintain any minimum financial ratios. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture, including repurchasing indebtedness or common shares or preferred shares, if any, or paying dividends, could have the effect of diminishing our ability to make payments on the securities when due.

Our financial performance and other factors could adversely impact our ability to make payments on the securities.

Our ability to make scheduled payments with respect to our indebtedness, including the securities, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

The securities will be unsecured and therefore will effectively be subordinated to any secured debt.

The securities will not be secured by any of our assets or those of our subsidiaries. As a result, the securities are effectively subordinated to any secured debt we may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the securities.

The securities are effectively subordinated to the liabilities of our non-guarantor subsidiaries.

The securities will be effectively subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or similar proceeding with respect to a non-guarantor subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us. As of March 31, 2010, our non-guarantor subsidiaries had approximately $55.2 million of outstanding indebtedness (excluding intercompany debt and liabilities and accounts payable incurred in the ordinary course of business).

An active trading market may not develop for the securities, which could adversely affect the price of the securities in the secondary market and your ability to resell the securities should you desire to do so.

The securities are new issues of securities and there is no established trading market for the securities. We do not intend to apply to list the securities for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system.

As a result of this and the other factors listed below, an active trading market for the securities may not develop, in which case the market price and liquidity of the securities may be adversely affected.

In addition, you may not be able to sell your securities at a particular time or at a price favorable to you. Future trading prices of the securities will depend on many factors, including:

•	our operating performance and financial condition;

•	our prospects or the prospects for companies in our industries generally;

•	the interest of securities dealers in making a market in the securities;

•	the market for similar securities;

•	prevailing interest rates; and

•	the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2009.

We have been advised by the underwriters that they intend to make a market for the securities, but they have no obligation to do so and may discontinue market-making at any time without providing any notice.

USE OF PROCEEDS

The net proceeds from this offering are estimated to be approximately $      billion, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds to retire outstanding indebtedness and to use any excess net proceeds for general corporate purposes.

In connection with the Tender Offer, we intend to purchase for cash any or all of our outstanding 5.50% Notes due 2011 and 6.875% Notes due 2012 and Historic TW’s outstanding 9 1/8% Debentures due 2013. As of March, 31 2010, there was $4.0 billion aggregate principal amount of such securities outstanding. The closing of the offering of securities contemplated by this prospectus supplement is not conditioned on the consummation of the Tender Offer. The closing of the Tender Offer is conditioned on the consummation of the offering of securities contemplated by this prospectus supplement.

DESCRIPTION OF THE NOTES AND THE DEBENTURES

We will issue three separate series of securities under the indenture referred to in the accompanying prospectus. The following description of the securities offered hereby and the related guarantees supplements the description of the general terms and provisions of the securities set forth under “Description of the Debt Securities and the Guarantees” beginning on page 8 in the accompanying prospectus. This description replaces the description of the securities in the accompanying prospectus, to the extent of any inconsistency.

Principal Amount; Maturity and Interest

We will issue in this offering $      in aggregate principal amount of our     % Notes due 2015, $      in aggregate principal amount of our     % Notes due 2021 and $      in aggregate principal amount of our     % Debentures due 2040. The 2015 notes will mature on July   , 2015, the 2021 notes will mature on January   , 2021 and the debentures will mature on July   , 2040.

We will pay interest on the 2015 notes at the rate of     % per year, on the 2021 notes at the rate of     % per year and on the debentures at the rate of     % per year, in each case semi-annually in arrears on July    and January    of each year, beginning on January   , 2011, to holders of record on the preceding July    and January   , respectively. If interest or principal is payable on a Saturday, Sunday or any other day when banks are not open for business in the City of New York, we will make the payment on the next business day, and no interest will accrue as a result of the delay in payment. Interest will accrue from July   , 2010, and will accrue on the basis of a 360-day year consisting of twelve 30-day months.

In addition, we have the ability under the indenture to reopen either series of notes offered hereby and issue additional notes as part of the same series. Each series of notes offered hereby and any such additional notes of that series will be treated as a single series for all purposes under the indenture, including waivers, amendments and redemptions. We also have the ability under the indenture to reopen the series of debentures offered hereby and issue additional debentures as part of the same series. The debentures and any such additional debentures will be treated as a single series for all purposes under the indenture, including waivers, amendments and redemptions.

Additional Information

See “Description of the Debt Securities and the Guarantees” in the accompanying prospectus for additional important information about, and applicable to, the securities. That information includes:

•	additional information about the terms of the securities;

•	general information about the indenture and the Trustee;

•	a description of certain covenants under the indenture; and

•	a description of events of default under the indenture.

Guarantees

Historic TW, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each holder of the securities and to the Trustee and its successors and assigns, (1) the full and punctual payment of principal and interest on the securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the Trustee) and the securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the securities. Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. Additionally, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s guarantee of the securities under substantially the same terms as the guarantee of Historic TW of the securities.

We describe the terms of the guarantees in more detail under the heading “Description of the Debt Securities and the Guarantees — Guarantees” in the accompanying prospectus.

Existing Indebtedness

At March 31, 2010, the aggregate principal amount of outstanding public debt securities of Time Warner and its subsidiaries was $16.558 billion. The following is a summary of the existing public debt at Time Warner and the Guarantors, the revolving credit facility at Time Warner and the guarantee of the AOL Inc. (“AOL”) revolving credit facility and credit support provided to AOL. Please see the information incorporated herein by reference for a further description of this indebtedness as well as our and our subsidiaries’ other indebtedness.

Time Warner

At March 31, 2010, the aggregate principal amount outstanding of public debt securities issued by Time Warner was $11.227 billion. Time Warner has a $6.9 billion senior unsecured five-year revolving credit facility that matures on February 17, 2011. At March 31, 2010, there were no borrowings under the revolving credit facility, there was $79 million in outstanding face amount of letters of credit issued under the revolving credit facility and no commercial paper was outstanding under the commercial paper program. Commercial paper issued by Time Warner is supported by unsecured committed capacity under the revolving credit facility.

In connection with the legal and structural separation of AOL from Time Warner (the “AOL Separation”), Time Warner agreed to guarantee AOL’s obligations with respect to loans and letters of credit under AOL’s $250 million 364-day secured revolving credit facility entered into on December 9, 2009. Also in connection with the AOL Separation, Time Warner agreed to continue to provide credit support for certain AOL lease and trade obligations of approximately $108 million for a period ending on the earlier of December 9, 2011 and 30 days after AOL obtains the right to borrow funds under a permanent credit facility, in exchange for a fee equal to a rate per annum of 4.375% of the outstanding principal amount of such obligations, subject to periodic increases. Since the AOL Separation, AOL has replaced and released Time Warner as a source of credit support for certain AOL lease and trade obligations or otherwise reduced Time Warner’s credit support obligations. As of May 31, 2010, the amount of credit support for AOL lease and trade obligations had been reduced to $24 million.

Guarantors

At March 31, 2010, the aggregate principal amount of outstanding public debt securities issued or assumed by Historic TW and TBS was $5.031 billion and $300 million, respectively. HBO has not issued any public debt securities. At March 31, 2010, Historic TW was the primary obligor or guarantor of $16.558 billion of outstanding indebtedness (representing all of the public debt securities of Time Warner and its subsidiaries), HBO was a primary obligor or guarantor of $13.627 billion of outstanding indebtedness (which includes $13.558 billion of the $16.558 billion of public debt securities issued by Time Warner and its subsidiaries) and TBS was the primary obligor or guarantor of $16.584 billion of outstanding indebtedness (which includes the $16.558 billion of public debt securities issued by Time Warner and its subsidiaries).

Other

The aggregate principal amount of existing indebtedness for borrowed money, exclusive of intercompany debt and liabilities and accounts payable, incurred by subsidiaries other than the Guarantors was $55.2 million at March 31, 2010.

Release of Guarantors

The indenture for the securities provides that any Guarantor may be automatically released from its obligations if such Guarantor has no outstanding Indebtedness For Borrowed Money (as defined in the accompanying prospectus), other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such guarantee. However, there is no covenant in the indenture that would prohibit any such Guarantor from incurring Indebtedness For Borrowed Money after the date such Guarantor is released from its guarantee. In addition, although the indenture for the securities limits the overall amount of secured Indebtedness For Borrowed Money that can be incurred by Time Warner and its subsidiaries without also securing the securities, it does not limit the amount of unsecured indebtedness that can be incurred by Time Warner and its subsidiaries. Thus, there is no limitation on the amount of indebtedness that could be structurally senior to the securities. See “Description of the Debt Securities and the Guarantees — Guarantees” in the accompanying prospectus.

Ranking

The securities offered hereby will be senior unsecured obligations of ours, and will rank equally with other senior unsecured obligations of ours. The guarantees of the securities will be senior unsecured obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with all other senior unsecured obligations of Historic TW, HBO and TBS, respectively. The guarantee structure of the securities is substantially the same as the guarantee structure for Time Warner’s outstanding public debt securities, except that (i) the securities will not be guaranteed by Historic AOL LLC (formerly AOL LLC) (which currently conducts no operations and has limited assets), which is an indirect guarantor of $13.558 billion of the $16.558 billion aggregate principal amount of outstanding public debt securities issued by Time Warner and its subsidiaries, and (ii) the securities will be guaranteed by HBO, which, as of March 31, 2010, is an indirect guarantor of $13.558 billion of the $16.558 billion aggregate principal amount of outstanding public debt securities issued by Time Warner and its subsidiaries.

Each of Time Warner, Historic TW, HBO and TBS is a holding company for other non-guarantor subsidiaries, and therefore the securities and the guarantees of the securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of such non-guarantor subsidiaries. Such non-guarantor subsidiaries, in addition to Historic AOL LLC, include Warner Bros. Entertainment Inc. and Time Inc. Furthermore, the ability of each of Time Warner, Historic TW and, to a certain extent, HBO and TBS, to service its indebtedness and other obligations depends on the earnings and cash flow of their respective subsidiaries and the distribution or other payment to them of such earnings or cash flow.

Optional Redemption

We may redeem some or all of the securities at any time or from time to time, as a whole or in part, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to each holder of such securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the securities to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments, as defined in the accompanying prospectus, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined in the accompanying prospectus, plus (i) in the case of the 2015 notes, basis points, (ii) in the case of the 2021 notes, basis points and (iii) in the case of the debentures, basis points;

plus, in each case, accrued interest to, but not including, the date of redemption that has not been paid.

No Mandatory Redemption or Sinking Fund

There will be no mandatory redemption prior to maturity or sinking fund payment for the securities.

Additional Debt

The indenture does not limit the amount of debt that we may issue under the indenture or otherwise.

Book-Entry Delivery and Settlement

Global Notes

We will issue the securities of each series in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee in accordance with the FAST Balance Certificate Agreement between DTC and the Trustee.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg (“Clearstream”), or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) in Europe, either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC. The Bank of New York Mellon will act as the U.S. depositary for Clearstream and Euroclear.

DTC has advised us as follows:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority.

•	Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of our company, Historic TW, HBO, TBS, the underwriters or the Trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•	ownership of the securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the securities represented by global notes to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in securities represented by global notes to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of the global notes, DTC or that nominee will be considered the sole owner or holder of the securities represented by the global notes for all purposes under the indenture and under the securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered the owners or holders thereof under the indenture or under the securities for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of securities under the indenture or a global note.

None of our company, Historic TW, HBO, TBS or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the securities.

Payments on the securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Securities

We will issue certificated securities to each person that DTC identifies as the beneficial owner of the securities represented by the global notes upon surrender by DTC of the global notes if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global notes or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated securities; or

•	we determine not to have the securities represented by global notes.

Neither we nor the Trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related securities. We and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated securities to be issued.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. Federal income tax consequences of the ownership and disposition of the securities. It is not a complete analysis of all the potential tax considerations relating to the securities. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions, all relating to the U.S. Federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. Federal income tax consequences different from those set forth below.

This summary assumes that you purchased your outstanding securities upon their initial issuance at their respective initial offering prices and that you held your outstanding securities, and you will hold your securities, as capital assets for U.S. Federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	expatriates;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that will hold the securities as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the securities under the constructive sale provisions of the Code; or

•	partnerships or other pass-through entities.

If a partnership holds securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that will hold securities, you should consult your tax advisor regarding the tax consequences of holding the securities to you.

This summary of material U.S. Federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. Federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. Federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

This section applies to you if you are a “U.S. Holder”. A “U.S. Holder” is a beneficial owner of a note or a debenture that is, for U.S. Federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States; or

•	an estate or trust the income of which is subject to U.S. Federal income taxation regardless of its source.

Payments of Interest

Stated interest on the securities will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. Federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Securities

Upon the sale, exchange, redemption or other disposition of a note or a debenture, you will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in such note or debenture. A U.S. Holder’s adjusted tax basis in a note or a debenture generally will equal the cost of such note or debenture to such holder.

Gain or loss recognized on the disposition of a note or a debenture generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for such note or debenture is more than 12 months. Long-term capital gains of non-corporate U.S. Holders are generally subject to a reduced rate of taxation. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of the securities unless you are an exempt recipient. Backup withholding (currently at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the U.S. Internal Revenue Service (“IRS”) that payments to you are subject to backup withholding.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. Federal income tax liability, provided that you furnish the required information to the IRS on a timely basis.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder”. A “Non-U.S. Holder” is a beneficial owner of a note or a debenture that is not a U.S. Holder or a partnership for U.S. Federal income tax purposes.

Payments of Interest

Generally, payments of principal and interest on the securities will not be subject to U.S. withholding taxes, provided that you meet one of the following requirements:

•	You provide a completed IRS Form W-8BEN (or an acceptable substitute) to the bank, broker or other intermediary through which you hold your securities. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the securities and that you are a Non-U.S. Holder.

•	You hold your securities directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are a Non-U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•	The interest income on the securities is effectively connected with your conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base), and is not exempt from U.S. Federal income tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax (generally, at a 30% rate) under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•	An intermediary through which you hold the securities fails to comply with the procedures necessary to avoid withholding taxes on the securities. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the securities. However, if you hold your securities through a qualified intermediary — or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the securities — the qualified intermediary will not generally forward this information to the withholding agent.

•	You own 10% or more of the voting stock of Time Warner, are a “controlled foreign corporation” with respect to Time Warner, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base), as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your securities directly through a qualified intermediary and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your own tax advisor regarding the application of these specific rules.

Sale, Exchange, Redemption or Other Disposition of Securities

Upon the sale, exchange, redemption or other disposition of a note or debenture, you will not be subject to U.S. Federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that you conduct in the U.S (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base).

•	You are an individual, you are present in the United States for at least 183 days during the year in which you dispose of the securities, and certain other conditions are satisfied. If the foregoing conditions apply, you will be subject to U.S. Federal income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain, which may be offset by certain capital losses.

•	The gain represents accrued but unpaid interest not previously included in income, in which case the rules for interest would apply.

U.S. Trade or Business

If you hold your securities in connection with a trade or business that you are conducting in the United States (and, if a tax treaty applies, income or gain with respect to the securities is attributable to a permanent establishment or fixed base):

•	Any interest on the securities, and any gain from the sale, exchange, redemption or other disposition of the securities, generally will be subject to U.S. Federal income tax at regular graduated rates as if you were a U.S. Holder.

•	If you are a corporation, you may be subject to the “branch profits tax” on your earnings from the securities. The rate of this tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding (currently at a rate of 28%) apply to Non-U.S. Holders as follows:

•	Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•	Sale proceeds you receive on a sale of your securities through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the United States. In general, you may file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your own tax advisor concerning information reporting and backup withholding on a sale.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. Federal income tax liability, provided that you furnish the required information to the IRS on a timely basis.

UNDERWRITING

Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to severally purchase, and we have agreed to sell to that underwriter, the principal amount of securities set forth opposite the underwriter’s name in the table below:

	Principal Amount	Principal Amount	Principal Amount
Underwriter	of Notes due	of Notes due	of Debentures due

Barclays Capital Inc.	$	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC

Total	$	$	$

The underwriting agreement provides that the obligations of the underwriters to purchase the securities included in this offering are subject to approval of legal matters by counsel and other conditions. The underwriters are obligated to purchase all the securities if they purchase any of the securities. The underwriters initially propose to offer the securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the securities to dealers at the public offering price less a concession not to exceed     %,     % and     %, respectively, of the principal amount of the 2015 notes, the 2021 notes and the debentures. The underwriters may allow, and dealers may reallow, a concession not to exceed     %,     % and     %, respectively, of the principal amount of the 2015 notes, the 2021 notes and the debentures on sales to other dealers. After the initial offering of the securities to the public, the representatives may change the public offering price and concessions.

We are to pay     %,     % and     %, respectively, per 2015 note, 2021 note and debenture of underwriting discounts and commissions to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the securities).

In connection with the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering of the securities, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, securities in the open market to cover syndicate short positions or to stabilize the price of the securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the securities in the offering of the securities, if the syndicate repurchases previously distributed securities in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

We estimate that our total expenses for this offering, excluding underwriting discounts, will be $       .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters and their affiliates have, directly and indirectly, provided various investment and commercial banking services to us and our affiliates for which they received customary fees and commissions. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Citigroup Global Markets Inc., and Wells Fargo Securities, LLC are acting as dealer managers in connection with the Tender Offer, as described under “Summary — Recent Developments.” Affiliates of the underwriters may hold positions in the securities which we are offering to purchase in the Tender Offer. As a result, affiliates of certain underwriters may receive proceeds of the offering.

It is expected that delivery of the securities will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the      business day following the date of pricing of the securities (this settlement cycle being referred to as “T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on the date of pricing or the next      succeeding business days will be required, by virtue of the fact that the securities initially will settle in T+  , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Offering Restrictions

European Economic Area.  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of over 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/17/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom.  Each underwriter has represented and agreed that it and each of its affiliates:

(a) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the FSMA or in circumstances in which section 21 of the FSMA does not apply to the Company or the Guarantors; and

(b) has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us, Historic TW, HBO and TBS by Cravath, Swaine & Moore LLP, New York, New York.

Certain legal matters in connection with the offered securities will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

This prospectus contains a general description of the securities which we may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

The securities will be issued by Time Warner Inc. The debt securities will be fully, irrevocably and unconditionally guaranteed on an unsecured basis by Historic TW Inc.; and Home Box Office, Inc. and Turner Broadcasting System, Inc. will fully, irrevocably and unconditionally guarantee on an unsecured basis Historic TW Inc.’s guarantee of the debt securities. See “Description of the Debt Securities and the Guarantees.”

The common stock of Time Warner Inc. is listed on the New York Stock Exchange under the trading symbol “TWX.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The date of this prospectus is March 3, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us.

In this prospectus, unless the context otherwise requires, the terms “Time Warner,” “we,” “our,” “our company,” “the Company” and “us” refer to Time Warner Inc., a Delaware corporation, whose shares of common stock are publicly traded on the New York Stock Exchange under the symbol “TWX,” and its subsidiaries.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Time Warner files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about Time Warner at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Historic TW Inc., Home Box Office, Inc. and Turner Broadcasting System, Inc. do not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.”

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information Time Warner has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Time Warner files with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Annual report on Form 10-K for the year ended December 31, 2009 (filed February 19, 2010) (the “2009 Form 10-K”);

•	Current report on Form 8-K dated January 27, 2010 (filed January 29, 2010); and

•	Current report on Form 8-K, dated January 11, 2001 (filed January 12, 2001), and amended on January 25, 2001, February 9, 2001 and March 30, 2001, in which it is reported that our common stock is deemed registered pursuant to Rule 12g-3(c) under the Exchange Act.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on our website (http://www.timewarner.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Time Warner at the following address:

Time Warner Inc.
Attn: Investor Relations
One Time Warner Center
New York, NY 10019-8016
Telephone: 1-866-INFO-TWX

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any applicable free writing prospectus. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” and Section 21E of the Exchange Act. These statements may be made directly in this prospectus referring to us and they may also be made a part of this prospectus by reference to other documents filed with the SEC, which is known as “incorporation by reference.”

Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. All forward-looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may differ materially from those set forth in its forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

•	recent and future changes in technology, services and standards, including, but not limited to, alternative methods for the delivery and storage of digital media and the maturation of the standard definition DVD format;

•	changes in consumer behavior, including changes in spending or saving behavior and changes in when, where and how they consume digital media;

•	changes in the Company’s plans, initiatives and strategies, and consumer acceptance thereof;

•	changes in advertising expenditures due to, among other things, the shift of advertising expenditures from traditional to online media, pressure from public interest groups, changes in laws and regulations and other societal, political, technological and regulatory developments;

•	competitive pressures, including as a result of audience fragmentation;

•	the popularity of the Company’s content;

•	piracy and the Company’s ability to protect its content and intellectual property rights;

•	lower than expected valuations associated with the cash flows and revenues at Time Warner’s segments, which could result in Time Warner’s inability to realize the value of recorded intangibles and goodwill at those segments;

•	the Company’s ability to deal effectively with an economic slowdown or other economic or market difficulty;

•	decreased liquidity in the capital markets, including any reduction in the Company’s ability to access the capital markets for debt securities or obtain bank financings on acceptable terms;

•	the effects of any significant acquisitions, dispositions and other similar transactions by the Company;

•	the failure to meet earnings expectations;

•	the adequacy of the Company’s risk management framework;

•	changes in applicable accounting policies;

•	the impact of terrorist acts, hostilities, natural disasters and pandemic viruses;

•	changes in tax laws; and

•	the other risks and uncertainties detailed in Part I, Item 1A, “Risk Factors” in the 2009 Form 10-K, incorporated by reference herein.

Any forward-looking statements speak only as of the date on which they are made. None of Time Warner, Historic TW Inc., Home Box Office, Inc. or Turner Broadcasting System, Inc. is under any obligation, and each expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

All subsequent forward-looking statements attributable to us, Historic TW Inc., Home Box Office, Inc. or Turner Broadcasting System, Inc. or any person acting on our or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY

Time Warner

Time Warner is a leading media and entertainment company. Time Warner classifies its operations into three reportable segments:

•	Networks, consisting principally of cable television networks that provide programming;

•	Filmed Entertainment, consisting principally of feature film, television and home video production and distribution; and

•	Publishing, consisting principally of magazine publishing.

Time Warner is the issuer of the securities to be offered by this prospectus. Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, which include the Guarantors. Its principal executive office is located at One Time Warner Center, New York, NY 10019-8016, telephone (212) 484-8000.

Guarantors

The debt securities to be offered pursuant to this prospectus and any applicable prospectus supplement will be fully, irrevocably and unconditionally guaranteed by Historic TW Inc. (“Historic TW”). In addition, Home Box Office, Inc. (“HBO”) and Turner Broadcasting System, Inc. (“TBS”) will fully, irrevocably and unconditionally guarantee the obligations of Historic TW under its guarantee (Historic TW, HBO and TBS are referred to herein as the “Guarantors”). See “Description of the Debt Securities and the Guarantees — Guarantees.”

The following is a brief description of the Guarantors:

Historic TW Inc.

Historic TW is a wholly owned subsidiary of Time Warner. Historic TW is a holding company with substantially the same business interests as Time Warner. It derives its operating income and cash flow from its investments in its subsidiaries, which include HBO, TBS, Warner Bros. Entertainment Inc. and Time Inc. The principal executive office of Historic TW is located at One Time Warner Center, New York NY 10019-8016, telephone (212) 484-8000.

Home Box Office, Inc.

HBO is a wholly owned indirect subsidiary of Historic TW. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of HBO and its subsidiaries include the operation of the “HBO” and “Cinemax” premium pay television services, with the HBO service ranking as the most widely distributed premium pay television service in the United States. The principal executive office of HBO is located at 1100 Avenue of the Americas, New York, NY 10036-6712, telephone (212) 512-1000.

Turner Broadcasting System, Inc.

TBS is a wholly owned indirect subsidiary of Time Warner. It derives its operating income and cash flow from its own operations and also from its subsidiaries and investments. The primary activities of TBS and its subsidiaries include the operation of cable networks in the United States and internationally. The principal executive office of TBS is located at One CNN Center, Atlanta, GA 30303, telephone (404) 827-1700.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in the 2009 Form 10-K, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Time Warner is set forth below for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding:

(i) pretax income (loss) from continuing operations,

(ii) adjustments for equity earnings or losses of investee companies, net of cash distributions, and

(iii) fixed charges which consist of interest expense, capitalized interest and portions of rents representative of an interest factor from both continuing and discontinued operations.

	Year		Year	Year		Year		Year
	Ended		Ended	Ended		Ended		Ended
	December 31,		December 31,	December 31,		December 31,		December 31,
	2009		2008	2007		2006		2005

Ratio of earnings to fixed charges	3.0	x	— (a)	2.0	x	2.4	x	1.2x

(a)	Time Warner’s earnings were insufficient to cover its fixed charges by $4.368 billion for the year ended December 31, 2008. Net loss from continuing operations before income taxes and discontinued operations for 2008 includes $7.139 billion of noncash impairments related to goodwill and identifiable intangible assets at the Publishing segment.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES AND THE GUARANTEES

General

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

The debt securities will be issued from time to time in series under an indenture among Time Warner, Historic TW, HBO, TBS and The Bank of New York Mellon, as Trustee. The statements set forth below are brief summaries of certain provisions contained in the indenture, which summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, a form of which is an exhibit to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indenture. Such defined terms shall be incorporated herein by reference.

The indenture does not limit the amount of debt securities which may be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect of which such prospectus supplement is being delivered, including the following:

•	the designation, issue date, currency or currency unit of payment if other than U.S. dollars and authorized denominations of such debt securities, if other than U.S. $1,000 and integral multiples thereof;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the date or dates on which such debt securities will mature (which may be fixed or extendible);

•	the rate or rates (or manner of calculation thereof), if any, per annum at which such debt securities will bear interest;

•	the dates, if any, on which such interest will be payable;

•	the terms of any mandatory or optional redemption (including any sinking, purchase or analogous fund) and any purchase at the option of Holders (including whether any such purchase may be paid in cash, common stock or other securities or property);

•	the terms of any mandatory or optional conversion or exchange provisions;

•	whether such debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indenture will not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Under the Guarantee (as defined below) of Historic TW, Historic TW, as primary obligor and not merely as surety, will fully, irrevocably and unconditionally guarantee to each Holder of debt securities and to the Trustee and its successors and assigns (1) the full and punctual payment of principal of and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the Trustee) and the debt securities and (2) the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities. Such Guarantee will constitute a guarantee of payment, performance and compliance and not merely of collection. The obligations of Historic TW under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or each other or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a guarantor (except that any such waiver or amendment that expressly purports to modify or release such obligations shall be effective in accordance with its terms). The obligations of Historic TW to make any payments may be satisfied by causing us to make such payments. Historic TW shall further agree to waive presentment to, demand of payment from and protest to us and shall also waive diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for non-payment, filing a claim if we complete a merger or declare bankruptcy and any right to require a proceeding first against us. These obligations shall be unaffected by any failure or policy of the Trustee to exercise any right under the indenture or under any series of security. If any Holder of any debt security or the Trustee is required by a court or otherwise to return to us or Historic TW, or any custodian, trustee, liquidator or other similar official acting in relation to us or Historic TW, any amount paid by us or any of them to the Trustee or such Holder, the Guarantee of Historic TW, to the extent theretofore discharged, shall be reinstated in full force and effect.

Further, Historic TW agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder of debt securities in enforcing any of their respective rights under the Guarantee. The indenture provides that the Guarantee of Historic TW is limited to the maximum amount that can be guaranteed by Historic TW without rendering its Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Additionally, HBO and TBS will fully, irrevocably and unconditionally guarantee Historic TW’s Guarantee of the debt securities under substantially the same terms as the Guarantee of Historic TW of our indebtedness (the guarantees of the Guarantors each being a “Guarantee” and, collectively, the “Guarantees”).

The indenture provides that any Guarantor shall be automatically released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of Time Warner certifying that such Guarantor has no outstanding Indebtedness For Borrowed Money, as of the date of such certificate, other than any other guarantee of Indebtedness For Borrowed Money that will be released concurrently with the release of such Guarantee. However, there is no covenant in the indenture that would prohibit any such Guarantor from incurring Indebtedness For Borrowed Money after the date such Guarantor is released from its Guarantee.

The indenture further provides that we and the Trustee may enter into a supplemental indenture without consent of the Holders to add additional guarantors in respect of the debt securities.

Ranking

The debt securities will be unsecured and senior obligations of Time Warner, and will rank equally with other unsecured and unsubordinated obligations of Time Warner. The Guarantees of the debt securities will be unsecured and senior obligations of Historic TW, HBO and TBS, as applicable, and will rank equally with all other unsecured and unsubordinated obligations of Historic TW, HBO and TBS, respectively. Each of Time Warner, Historic TW, HBO and TBS is a holding company for other non-guarantor subsidiaries, and therefore the debt securities and the Guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness, of such non-guarantor subsidiaries. Such non-guarantor subsidiaries include Warner Bros. Entertainment Inc. and Time Inc. Furthermore, the ability of each of Time Warner and Historic TW and, to a certain extent, HBO and TBS to service its indebtedness and other obligations is dependent upon the earnings and cash flow of their respective subsidiaries and the distribution or other payment to them of such earnings or cash flow.

Certain Covenants

We and Historic TW, HBO and TBS have agreed to certain restrictions on our activities for the benefit of the Holders. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the debt securities issued under the indenture are outstanding, unless the prospectus supplement states otherwise. The indenture does not restrict us or our subsidiaries from paying dividends or incurring additional debt. In addition, except as summarized below, the indenture and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.

Any additional restrictive covenants of Time Warner, Historic TW, HBO or TBS pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.

Limitation on Liens.  The indenture provides that neither we nor any Material Subsidiary of ours shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness For Borrowed Money that is secured by a lien on any asset now owned or hereafter acquired by us or it unless we make or cause to be made effective provisions whereby the debt securities will be secured by such lien equally and ratably with (or prior to) all other indebtedness thereby secured so long as any such indebtedness shall be secured. The foregoing restriction does not apply to the following:

•	liens existing as of the date of the indenture;

•	liens created by Subsidiaries of ours to secure indebtedness of such Subsidiaries to us or to one or more other Subsidiaries of ours;

•	liens affecting property of a Person existing at the time it becomes a Subsidiary of ours or at the time it merges into or consolidates with us or a Subsidiary of ours or at the time of a sale, lease or other disposition of all or substantially all of the properties of such Person to us or our Subsidiaries;

•	liens on property existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price;

•	liens on any property to secure all or part of the cost of improvements or construction thereon or indebtedness incurred to provide funds for such purpose in a principal amount not exceeding 110% of the cost of such improvements or construction;

•	liens consisting of or relating to the sale, transfer, distribution, or financing of motion pictures, video and television programs, sound recordings, books or rights with respect thereto or with groups who may receive tax benefits or other third-party investors in connection with the financing and/or distribution of such motion pictures, video and television programming, sound recordings or books in the ordinary course of business and the granting to us or any of our Subsidiaries of rights to distribute such motion pictures, video and television programming, sound recordings or books; provided, however, that no such lien shall attach to any asset or right of ours or our Subsidiaries (other than (1) the motion pictures, video and television programming, sound recordings, books or rights which were sold, transferred to or financed by groups who may receive tax benefits or third-party investors in question or the proceeds arising therefrom and (2) the stock or equity interests of a Subsidiary substantially all of the assets of which consist of such motion pictures, video and television programming, sound recordings, books or rights and related proceeds);

•	liens on shares of stock, indebtedness or other securities of a Person that is not a Subsidiary of ours;

•	liens on Works which either (1) existed in such Works before the time of their acquisition and were not created in anticipation thereof, or (2) were created solely for the purpose of securing obligations to financiers, producers, distributors, exhibitors, completion guarantors, inventors, copyright holders, financial institutions or other participants incurred in the ordinary course of business in connection with the acquisition, financing, production, completion, distribution or exhibition of Works;

•	any lien on the office building and hotel complex located in Atlanta, Georgia known as the CNN Center Complex, including the parking decks for such complex (to the extent such parking decks are owned or leased by us or our Subsidiaries), or any portion thereof and all property rights therein and the products, revenues and proceeds therefrom created as part of any mortgage financing or sale-leaseback of the CNN Center Complex;

•	liens on satellite transponders and all property rights therein and the products, revenues and proceeds therefrom which secure obligations incurred in connection with the acquisition, utilization or operation of such satellite transponders or the refinancing of any such obligations;

•	liens on capital leases entered into after the date of the indenture; provided that such liens extend only to the property or assets that are the subject of such capital leases;

•	liens resulting from progress payments or partial payments under United States government contracts or subcontracts;

•	any extensions, renewal or replacement of any lien referred to in the foregoing clauses or of any indebtedness secured thereby; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, or at the time the lien was issued, created or assumed or otherwise permitted, and that such extension, renewal or replacement lien shall be limited to all or part of substantially the same property which secured the lien extended, renewed or replaced (plus improvements on such property); and

•	other liens arising in connection with our indebtedness and our Subsidiaries’ indebtedness in an aggregate principal amount for us and our Subsidiaries not exceeding at the time such lien is issued, created or assumed the greater of (A) 15% of the Consolidated Net Worth of our company and (B) $500 million.

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms.  None of Time Warner, Historic TW, HBO or TBS shall consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) (a) in the case of Time Warner, the Person formed by such consolidation or into which Time Warner is merged or the Person which acquires by conveyance or transfer the properties and assets of Time Warner substantially as an entirety shall be organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on the part of Time Warner to be performed or observed; (b) in the case of Historic TW, HBO or TBS, the Person formed by such consolidation or into which Historic TW, HBO or TBS is merged or the Person which acquires by conveyance or transfer the properties and assets of Historic TW, HBO or TBS substantially as an entirety shall be either (i) one of Time Warner, Historic TW, HBO or TBS or (ii) a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and in the case of clause (ii), shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant of the indenture (as supplemented from time to time) on the part of Historic TW, HBO or TBS to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of Time Warner, Historic TW, HBO or TBS substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which Time Warner, Historic TW, HBO or TBS is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of Time Warner, Historic TW, HBO or TBS, as the case may be, under the indenture with the same effect as if such successor had been named as Time Warner, Historic TW, HBO or TBS, as the case may be, in the indenture. In the event of any such conveyance or transfer, Time Warner, Historic TW, HBO or TBS, as the case may be, as the predecessor shall be discharged from all obligations and covenants under the indenture and the debt securities and may be dissolved, wound up or liquidated at any time thereafter.

Notwithstanding the foregoing, such provisions with respect to limitations on consolidation, merger, conveyance or transfer on certain terms shall not apply to any Guarantor if at such time such Guarantor has been released from its obligations under its Guarantee upon receipt by the Trustee of a certificate of a Responsible Officer of Time Warner certifying that such Guarantor has no outstanding Indebtedness For Borrowed Money as described above under “Description of the Debt Securities and the Guarantees — Guarantees.”

Certain Definitions

The following are certain of the terms defined in the indenture:

“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the indenture.

“Holder,” when used with respect to any security, means a securityholder, which means a Person in whose name a security is registered in the Security Register.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For

Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Material Subsidiary” means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our company’s Consolidated Net Worth.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Responsible Officer,” when used with respect to Time Warner, means any of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, General Counsel, Treasurer, Controller or Vice President, Corporate Finance, of Time Warner (or any equivalent of the foregoing officers).

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of securities, or of securities of a particular series, and of transfers of securities or of securities of such series.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

“Works” means motion pictures, video, television, interactive or multi-media programming, audio-visual works, sound recordings, books and other literary or written material, any software, copyright or other intellectual property related thereto, acquired directly or indirectly after the date of the indenture by purchase, business combination, production, creation or otherwise, any component of the foregoing or rights with respect thereto, and all improvements thereon, products and proceeds thereof and revenues derived therefrom.

Optional Redemption

Unless we specify otherwise in the applicable prospectus supplement, we may redeem the debt securities at any time and from time to time, as a whole or in part, at our option, on at least 15 days, but not more than 45 days, prior notice mailed to the registered address of each Holder of the debt securities to be redeemed, at respective redemption prices equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus the number, if any, of basis points specified in the applicable prospectus supplement;

plus, in each case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such debt securities.

“Comparable Treasury Price” means, with respect to any redemption date for the debt securities: (1) the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to, but not including, such redemption date.

“Treasury Rate” means, with respect to any redemption date for the debt securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the debt securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after the redemption date, interest will cease to accrue on the debt securities or any portion thereof called for redemption, unless we default in the payment of the Redemption Price and accrued interest. On or before the redemption date, we shall deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the debt securities to be redeemed on such date. If we elect to redeem less than all of the debt securities of a series, then the Trustee will select the particular debt securities of such series to be redeemed in a manner it deems appropriate and fair.

Defeasance

The indenture provides that we (and, to the extent applicable, Historic TW, HBO and TBS), at our option,

(a) will be Discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “Description of the Debt Securities and the Guarantees — Certain Covenants” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the Guarantors will be released from the Guarantees and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of and premiums and interest on, and any repurchase or redemption obligations with respect to the outstanding debt securities of, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of our company or others.

Events of Default, Notice and Waiver

The indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under the indenture, in the case of certain Events of Default affecting all series of debt securities under the indenture) may declare the principal of all the debt securities of such series to be due and payable.

Events of Default in respect of any series are defined in the indenture as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•	default in payment of principal of, or premium, if any, on, or any sinking fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•	default for 90 days after written notice to us (or Historic TW, HBO or TBS, if applicable) by the Trustee thereunder or by Holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant pertaining to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary thereof which is organized under the laws of the United States or any political subdivision thereof or the entry of an order ordering the winding up or liquidation of our affairs; and

•	any Guarantee ceasing to be, or asserted by any Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the indenture and any such Guarantee.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term

“default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

The indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of Holders of the debt securities.

The indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions set forth in the indenture.

In certain cases, the Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

The indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indenture

We and the Trustee may, without the consent of the Holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to Time Warner, Historic TW, HBO or TBS and the assumption by such successor of Time Warner’s, Historic TW’s, HBO’s or TBS’s obligations under the indenture and the debt securities of any series or the Guarantees relating thereto;

(2) to add to the covenants of Time Warner, Historic TW, HBO or TBS, or to surrender any rights or powers of Time Warner, Historic TW, HBO or TBS, for the benefit of the Holders of debt securities of any or all series;

(3) to cure any ambiguity or correct any inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture;

(4) to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or the “Act,” excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into common stock or another such similar security;

(10) to secure any series of debt securities pursuant to the indenture’s limitation on liens;

(11) to add additional guarantors in respect of the debt securities; and

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indentures or any supplemental indenture under the Act.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series in any material respect.

The indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding debt securities of all series to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the stated maturity of any premium on, or any installment of interest on, any debt security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any debt security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity (or, in the case of redemption or repayment, on or after the date of redemption or repayment, as the case may be), or alter the provisions of the indenture so as to affect adversely the terms, if any, of conversion of any debt securities into common stock or other securities;

(2) reduce the percentage in principal amount of any outstanding debt securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder, provided for in the indenture;

(3) modify certain provisions of the indenture with respect to amendments, waivers of past defaults or waivers of certain covenants, except to increase the percentage in principal amount of any outstanding debt securities of any series applicable to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each debt security affected thereby;

(4) impair or adversely affect the right of a Holder to institute suit for the enforcement of any payment on, or with respect to, the debt securities of any series on or after the stated maturity of such series; or

(5) amend or modify the provisions of the indenture governing the Guarantees in a manner adverse to the rights of the Holders of any debt securities of any series.

The Trustee

The Bank of New York Mellon is the Trustee under the indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

Governing Law

The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF THE CAPITAL STOCK

The following description of the terms of the common stock and preferred stock sets forth certain general terms and provisions of the common stock and preferred stock to which any prospectus supplement may relate. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as “Delaware law.” The terms of the Time Warner restated certificate of incorporation and by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents. See “Where You Can Find More Information.”

Authorized Capital Stock

Total Shares.  We have the authority to issue a total of 9,680,000,000 shares of capital stock consisting of:

•	8,330,000,000 shares of common stock, par value $0.01 per share;

•	600,000,000 shares of series common stock, par value $0.01 per share, which are issuable in series; and

•	750,000,000 shares of preferred stock, par value $0.10 per share, which are issuable in series.

Common Stock.  As of December 31, 2009, 1,156,983,090 shares of Time Warner common stock were outstanding.

Series Common Stock.  We have the authority to issue one or more series of series common stock up to the maximum number of series common shares authorized. Our board of directors is also authorized to set the following terms of a series of common stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

If we offer shares of a new series of series common stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue shares of series common stock they will be fully paid and non-assessable.

As of December 31, 2009, no shares of series common stock were outstanding.

Preferred Stock.  We have the authority to issue series of preferred stock up to the maximum number of preferred shares authorized. Our board of directors is also authorized to set the following terms of a series of preferred stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue shares of preferred stock they will be fully paid and non-assessable.

As of December 31, 2009, no shares of Time Warner preferred stock were outstanding.

Listing.  We list our common stock on the New York Stock Exchange under the symbol “TWX.” No other capital stock of ours is listed.

Preemptive Rights.  The holders of our common stock, our series common stock and our preferred stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Common Stock

Voting Rights.  Each outstanding share of our common stock is entitled to one vote per share.

Dividends.  Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of any outstanding Time Warner series common stock and Time Warner preferred stock and the availability of sufficient funds under Delaware law to pay dividends.

Liquidation Rights.  In the event of the liquidation of our company, subject to the rights, if any, of the holders of any outstanding shares of our series common stock or our preferred stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Regulatory Restrictions.  Subject to any resolutions of the board of directors creating any series of preferred stock, any other class or series of stock having preferences over the common stock as to dividends or upon dissolution, liquidation or winding up or any series common stock, outstanding shares of our common stock, any series common stock or preferred stock may be redeemed by action of the board of directors to the extent necessary to prevent the loss of any governmental license or franchise, the holding of which is conditioned upon stockholders possessing prescribed qualifications.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

As of December 31, 2009, no debt warrants were outstanding.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States Federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

As of December 31, 2009, no preferred stock or common stock warrants were outstanding.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, preferred stock, common stock or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Historic TW, HBO and TBS or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or “FINRA,” the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us, Historic TW, HBO and TBS by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Time Warner appearing in Time Warner’s Annual Report (Form 10-K) for the year ended December 31, 2009 (including the Supplementary Information and Financial Statement Schedule II appearing therein), and the effectiveness of Time Warner’s internal control over financial reporting as of December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of Time Warner’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

$

$     % Notes due 2015

$     % Notes due 2021

$     % Debentures due 2040

PROSPECTUS SUPPLEMENT

July      , 2010

Joint Book-Running Managers

Barclays Capital	Citi	J.P. Morgan	Wells Fargo Securities